EXHIBIT 10.4

AMENDMENT NO. 3 TO
FIRST AMENDED AND RESTATED
SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS AMENDMENT NO. 3 TO FIRST AMENDED AND RESTATED SUBORDINATION AND INTERCREDITOR AGREEMENT, dated as of October 29, 2004, is by and between PETER L. HAUSER, a resident of the State of Minnesota, and his successors heirs and permitted assigns (“Hauser”) and PKM PROPERTIES, LLC, a Minnesota limited liability company, and its endorsees, successors and assigns (“PKM”).

RECITALS:

(i)            Hauser, PKM and Draft Co. are parties to that certain First Amended and Restated Subordination and Intercreditor Agreement dated as of November 24, 2003; Amendment No. 1 to First Amended and Restated Subordination and Intercreditor Agreement dated as of January 29, 2004; and Amendment No. 2 to Amended and Restated Subordination and Intercreditor Agreement dated April 16, 2004 (collectively, the “Amended Agreement”); and

(ii)           Medical CV, Inc., a Minnesota corporation (the “Borrower”), is, or may hereafter become, indebted to PKM as a result of the advance of monies and other extensions of credit by PKM to the Borrower under a credit agreement dated as of October 29, 2004 (as the same may have been or may be amended, restated or otherwise modified from time to time hereafter, the “October 2004 Credit Agreement”); and

(iii)          Hauser and PKM have agreed to amend the Amended Agreement as provided herein, and on the terms and conditions of this Agreement; and

(iv)          Borrower agrees to accept and acknowledge the terms and conditions of this Agreement and agrees to be bound by and comply with the provisions hereof.

AGREEMENTS:

NOW, THEREFORE, for good and valuable consideration, receipt of which is acknowledged by the parties, the parties agree as follows:

Section 1.              Definitions, Rules of Construction.

(a)           Except as otherwise defined in this Agreement, all capitalized terms used herein shall have the definitions and be subject to the rules of construction provided in the Amended Agreement.

(b)           The following definition contained in Section 1(a) of the Amended Agreement is hereby amended in its entirety to read as follows:

“Senior Debt” shall mean all liabilities and obligations of the Borrower to PKM howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising or incurred, including, without limitation, all of the Borrower’s obligations to PKM under the January Credit Agreement, the May Credit Agreement, the November Credit Agreement, the Lease, the April 2004 Discretionary Credit Agreement, and the October 2004 Credit Agreement, and any note or notes executed by the Borrower thereunder, and all other obligations under any other agreement between the Borrower and PKM now or hereafter in effect, and also including, without limitation, any and all interest accruing on any of the Senior Debt after the commencement of any proceedings referred to in Section 5 below, notwithstanding any provision or rule of law which might restrict the rights of PKM, as against the Borrower or anyone else, to collect such interest; provided, however, that (1) Senior Debt shall not include any obligations arising solely under the May Discretionary Credit Note, the November Discretionary Credit Note, or any other instrument given by the Borrower in favor of PKM after the date hereof to the extent it is not an amendment, modification, supplement, restatement or replacement of another instrument evidencing then currently existing Senior Debt, (2) for purposes hereof, Senior Debt shall include no more than $943,666 of principal under the January Discretionary Credit Agreement, no more than $250,000 of principal under the April 2004 Discretionary Credit Agreement, and no more than $500,000 under the October 2004 Credit Agreement, and (3) in order to be considered Senior Debt hereunder as of any particular time, obligations with respect to the Lease must be due and payable at such time (without acceleration).

Section 3.              Effect of Amendment.

Except as provided in this Agreement, the Amended Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 3 to First Amended and Restated Subordination and Intercreditor Agreement has been signed as of the date first set forth above.

(The signature page follows.)

/s/ Peter L. Hauser
PETER L. HAUSER

Address for Notice:
16913 Kings Court
Lakeville, MN 55044

PKM PROPERTIES, LLC

By:	/s/ Paul K. Miller
Name: Paul K. Miller
Its: Chief Manager

Address for Notice:
PKM Properties, LLC
c/o Gracon Contracting, Inc.
606 24th Avenue South, Suite B12
Minneapolis, MN 55454
Attention: Paul K. Miller

ACCEPTANCE AND ACKNOWLEDGMENT

Borrower hereby accepts and acknowledges receipt of a copy of, the foregoing Amendment No. 3 to First Amended and Restated Subordination and Intercreditor Agreement and agrees to be bound by and comply with the provisions thereof, and reaffirms its Acceptance and Acknowledgement of the terms and conditions of the First Amended and Restated Subordination and Intercreditor Agreement.

MEDICALCV, INC.

By:	/s/	John H. Jungbauer
Name:		John H. Jungbauer
Its:		Chief Financial Officer